United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2014

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 30, 2014, American CareSource Holdings, Inc. (the “Company”) entered into a Credit Agreement with Wells Fargo Bank, National Association providing for a $5.0 million working capital revolving line of credit (the “Credit Agreement”). The obligation, which will be evidenced by a committed revolving line of credit note (the “Note”), has a fluctuating interest rate per annum 1.75% above daily one month LIBOR, as in effect from time to time. The Note matures on June 1, 2016, and all borrowings under the Credit Agreement are due and payable on that date. The obligations under the Credit Agreement and the Note are secured by all the assets of the Company and its subsidiaries.

The Credit Agreement includes ordinary and customary covenants related to, among other things, additional debt, further encumbrances, sales of assets, and investments and lending.

The borrowings under the Credit Agreement are also secured by guarantees provided by John Pappajohn, Mark Oman, Edward Scanlon, Matt Kinley, Peter Unanue, Richard Turner and Matthew Thompson (each a “Guarantor” and collectively, the “Guarantors”).  The Guarantors and the Company have entered into an inter-creditor agreement (the “Inter-Creditor Agreement”) in order to set forth their respective rights and obligations in the event of a default under the Credit Agreement.

In connection with the guarantees, on July 30, 2014, the Company issued to the Guarantors warrants to purchase an aggregate of 800,000 shares of common stock of the Company at $3.15 per share pursuant to a Warrant Agreement (the “Warrant Agreement”)  in consideration of the Guarantors entering into the guarantees in connection with the Credit Agreement. The warrants vest immediately and are exercisable any time prior to their expiration on October 30, 2019.

The transactions were exempt from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended, or the Securities Act. The warrants were issued in a transaction not involving a public offering. Each purchaser is an accredited investor as defined under the Securities Act and Regulation D, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transactions did not involve any form of general solicitation. The warrants and underlying shares issued are restricted from resale and the warrants were acquired for investment purposes only.

The securities sold in the above-referenced transaction have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Credit Agreement, the Note, the Warrant Agreement, the Security Agreement, the Inter-Creditor Agreement and the transactions completed in connection therewith do not purport to be complete and are qualified in their entirety by the full text of each agreement. Copies of the Credit Agreement, the Form of Note, the Form of Security Agreement, the Form of Inter-Creditor Agreement and Form of Warrant are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on July 30, 2014, the Company issued warrants to purchase an aggregate of 800,000 shares of common stock of the Company.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.2	Form of Warrant

10.1	Credit Agreement, dated as of July 30, 2014 between American CareSource Holdings, Inc. and Wells Fargo Bank, National Association

10.2	Form of Note

10.3	Form of Security Agreement

10.4	Form of Inter-Creditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: August 5, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer